Exhibit 23.1




Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of MRS Technology, Inc. on Form S-8 (File Nos. 33-79476, 33-85148, 33-85262) of
our report dated May 5, 1998 on our audits of the consolidated financial statements of MRS Technology, Inc. as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts

June 11, 1998